16020 Industrial Drive, Gaithersburg, Maryland 20877 USA Phone: (301) 869-9800, Fax: (301) 208-3798

FOR IMMEDIATE RELEASE

CONTACTS:

George Migausky BioVeris Corporation (301) 869-9800, ext. 2013	Jonathan Fassberg (investors) The Trout Group (212) 477-9007, ext. 16	Paul Caminiti or Andrew Cole (media) Citigate Sard Verbinnen (212) 687-8080

BIOVERIS COMPLETES AGREEMENTS WITH CHILDREN’S HOSPITAL & RESEARCH CENTER AT OAKLAND

Secures Exclusive Rights to Unique Meningitis Vaccine Candidate Targeting Potential Billion Dollar Market Opportunity

GAITHERSBURG, MD, January13, 2005 — BioVeris Corporation (NASDAQ: BIOV) announced today that it completed an option agreement with Children’s Hospital & Research Center at Oakland (CHRCO) for exclusive patent rights to a unique vaccine candidate for Neisseria meningitidis serogroup B, which causes meningitis. Under the agreement with CHRCO, the Company acquired an option for exclusive rights to commercialize products for possible use in the prevention, diagnosis and treatment of disease caused by Neisseria meningitidis serogroup B.

The Company and CHRCO also entered into a separate Sponsored Research Agreement under which the Company will sponsor up to $800,000 of research at CHRCO over a two-year period aimed at developing a vaccine candidate. If the Company exercises its option for exclusive rights, it will be required to pay a license issue fee, as well as milestones fees for initiating and completing human clinical trials and securing regulatory approvals, and royalties on product sales.

Meningococcal disease or meningitis in most cases is a bacterial infection that strikes approximately 1.2 million people worldwide each year. Approximately 10 percent of the individuals who contract meningococcal disease will die. Of the survivors, up to 20 percent suffer long-term permanent disabilities such as hearing loss, brain damage and limb amputations. Meningococcal disease often begins with symptoms that can be mistaken for common viral illnesses, such as the flu. It can progress very rapidly and kill an otherwise healthy young person in 48 hours or less.

Communitywide outbreaks of meningococcal disease can persist for several months and controlling them remains a major challenge in public health. Currently, there is no effective vaccine available against disease caused by meningococcal serogroup B, which is responsible for one-third of meningococcal disease in the United States and up to 70 percent in Europe and Canada. The availability of an effective vaccine that would prevent meningococcal serogroup B, for use by various population groups, is expected to be in high demand for both mass immunization and catch-up vaccination programs. The future market for worldwide sales of meningococcal serogroup B vaccines has been estimated by industry analysts to exceed $1 billion annually.

BioVeris Corporation is an emerging, marketing-driven, global integrated health care company developing proprietary technologies in diagnostics and vaccinology. The Company is dedicated to the commercialization of innovative products and services for healthcare providers, their patients and their communities. BioVeris is headquartered in Gaithersburg, Maryland. More information about the Company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future performance. All statements in this press release that are not historical facts, including any statements about the agreement with CHRCO, the Company’s option for exclusive rights, market size and growth, and the utility or effectiveness of meningococcal serogroup B vaccines are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.